Exhibit 99.1

Primis Financial Corp. Announces Reauthorization of Stock Repurchase Program and Compliance
with Nasdaq Listing Rules

For immediate release

Thursday, December 19, 2024

McLean, Virginia, December 19, 2024 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), today announced that the board of directors of the Company (the “Board”) approved a stock repurchase program for up to 740,600 of the outstanding shares of the Company’s common stock (the “Stock Repurchase Program”). The Stock Repurchase Program will begin on December 19, 2024 and conclude on December 19, 2025, subject to the earlier termination or extension of the Stock Repurchase Program by the Board or the total shares designated for the Stock Repurchase Program are depleted.

Under the Stock Repurchase Program, the Company may repurchase shares of common stock from time to time in open market purchases or privately negotiated transactions. Any open market repurchases will be conducted in accordance with the limitations set forth in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable legal requirements. Repurchases under the Stock Repurchase Program may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased by the Company when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including the performance of the Company’s stock price, general market and economic conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by the Company. The Company may, in its discretion, begin or terminate repurchases at any time prior to the Stock Repurchase Program’s expiration, without any prior notice. The Stock Repurchase Program does not obligate the Company to repurchase any particular number or amount of shares of common stock.

The Company also announced today that, as expected, it received a decision (“Compliance Decision”) from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market, and confirming that the Company has regained compliance with Listing Rule 5250(c)(1) as of December 11, 2024. Pursuant to Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor for a period of one year from the date of the Compliance Decision.

About Primis Financial Corp.

As of September 30, 2024, Primis had $4.0 billion in total assets, $2.9 billion in total loans and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Forward-Looking Statements

This press release may contain forward-looking statements that are based on various facts and derived utilizing numerous important assumptions that are subject to known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning the timing, manner, amount, and overall impact of future purchases under the Stock Repurchase Program, as well as any other statement other than statements of historical fact. Words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words, or such other comparable words or phrases are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates, and projections about the Company’s industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, assumptions, and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Unless required by law, the Company also disclaims any obligation to update any forward-looking statements. Interested parties should not place undue reliance on any forward-looking statement and should carefully consider the risks and other factors that the Company faces.  For a discussion of these risks and other factors, please see the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q, and in other documents that we file with the Securities and Exchange Commission from time to time.

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